UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54563 (Commission File Number)	27-2635666 (I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Section 1 – Registrant’s Business and Operations

Item 1.01                        Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Note

On March 27, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and Crown Bridge Partners, LLC (the “Purchaser”) to sell Convertible Promissory Notes (each a “Note”) in the principal amount of up to $154,500, with a purchase price of up to $141,000. The Purchaser purchased the first Note on April 17, 2019 for an aggregate amount of $47,000. The Note has a maturity date of twelve (12) months from each funding date, or April 17, 2020 with respect to the first Note. Each Note has an interest rate of 12% and a default interest rate of 15%. The Note is convertible into our common stock at a conversion price equal to 60% of the lowest trading price during the last twenty (20) trading days prior to the conversion date.

We must reserve shares of our authorized common stock equal to four times the number of shares issuable upon full conversion of the Note, initially 26,580,645 shares. The Note can be prepaid by us at any time for a cash amount equal to the sum of the then outstanding principal amount of the note and interest multiplied by a prepayment percentage that ranges from as low as 125% to as high as 150%, depending on when we prepay the Note.

The Note limits the Purchaser to beneficial ownership of our common stock of no more than 4.99%. The Purchaser has the right to receive any dividend or distribution of assets as if the Note had been fully converted on the applicable record date.

The Purchase Agreement and Note also contain customary representations and warranties made by the Company and by the Purchaser. The Purchase Agreement and Note also contain other certain terms and conditions which are common in such agreements, and reference is made herein to the text of the Purchase Agreement and Note which will be filed in our next Quarterly Report on Form 10-Q.

Section 3 – Securities and Trading Markets

Item 3.02                        Unregistered Sale of Equity Securities.

             The disclosure in Item 1.01 above regarding the issuance of securities in the Sale is incorporated herein by reference.

The sale of the Note pursuant to the Purchase Agreement and in the transaction described above was offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The Purchaser has represented that it is an accredited investor, as defined in Regulation D, and has acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: April 22, 2019	/s/ William Hartman
By: William Hartman
Its: Chief Executive Officer